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                         THIRD SUPPLEMENTAL AGREEMENT


  AGREEMENT made this 30th day of June, 1998 by and between Equilink Licensing Corporation, a Delaware corporation, c/o Riddell Sports, Inc., 900 Third Avenue, 27th Floor, New York, New York 10022 ("Licensor") and Kmart Corporation, a Michigan corporation, 3100 West Big Beaver Road, Troy, Michigan 48084 ("Licensee").

  WHEREAS, Licensor and Licensee entered into an Agreement dated January 23, 1989 ("Parent Agreement") with respect to the trademark "MacGregor", said Parent Agreement being amended and supplemented by that First Supplemental Agreement, Second Supplemental Agreement and Third Supplemental Agreement dated November 15, 1989, August 30, 1990 and June 30, 1994, respectively; and

  WHEREAS, Licensor and Licensee have agreed to further amend and supplement the Parent Agreement effective July 1, 1998 to amend the provisions governing the categories of licensed goods, royalties and minimum guarantees on the terms and conditions set forth as follows:

  NOW THEREFORE, for good and valuable consideration heretofore acknowledged the parties agree as follows:

    1.  This amendment shall be effective July 1, 1998 (the "Effective Date").

    2. Commencing on the Effective Date, Section 1 of the Parent Agreement (as amended by the Third Supplemental Agreement) is further amended to provide as follows:

                   "1. Term. This Agreement shall commence January 1, 1992 and shall be in full force in effect until June 30, 2001 as long as the following conditions occur or are maintained."

    3. Commencing on the Effective Date, Sections 2 and 3 of the Parent Agreement are amended to provide in full as follows:

                   "2. The Exclusive Grant: Intentionally omitted."

                   "3. The Non-Exclusive Grant: Licensor hereby grants
                       Licensee a license to use the MacGregor trademark in connection with the manufacture, advertisement, promotion and sale of athletic and sweat socks in the Territory and only in the distribution channels set forth in Section 10 hereof. Licensor agrees that it shall not grant any other person a license to use the MacGregor trademark in connection with the manufacture, advertisement, promotion and sale of athletic or sweat socks in the Territory in any national discount retail store that carries apparel and non apparel, including Wal-mart and Target Stores."

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    4.   Commencing on the Effective Date, Section 6(a) of the Parent Agreement
         is amended to provide in full as follows:

              "a. Subject to the yearly minimum royalties set forth in paragraph 7, there shall be due and owing and Licensee shall pay to Licensor in the manner provided in paragraph 8, a royalty equal to 2.0% of the cost of licensed goods, as such term is defined in paragraph 6(b) below."

    5. Commencing on the Effective Date, Section 7 of the Parent Agreement is amended to provide in full as follows:

              "7. Annual Minimum Royalties. Licensee shall pay in the manner provided in paragraph 8, $200,000 to licensor as a minimum annual guarantee. These minimum payments are required on an annual basis, and Licensee is not entitled to any credit for royalties or payment in different years. However, Licensee is entitled to a credit applicable to other quarters within the same year."

    6. Commencing on the Effective Date, Section 10 of the Parent Agreement is amended to provide in full as follows:

              "10. Limitation on Distribution. Licensee may sell licensed goods only in either or both the apparel department and sporting goods department of Kmart Corporation stores and only in the Unites States. Licensee shall grant no sublicense regarding the MacGregor trademark, provided that Licensee shall be allowed to purchase and market products licensed hereunder through its wholly-owned subsidiary, Kmart Apparel Corp."

    7. Commencing on the Effective Date, Section 11(b) of the Parent Agreement is amended to provide in full as follows:

              "b. Suspension and Termination Option. Intentionally omitted."

    8. It is hereby acknowledged that the First Supplement Amendment and Second Supplemental Amendment both have heretofore been terminated by mutual agreement of the parties and are of no further force or effect.

    9. Commencing on the Effective Date, except as modified herein, the Parent Agreement, as amended, survives this Fourth Supplemental Agreement and remains in full force and effect in accordance with its terms.


KMART CORPORATION                         EQUILINK LICENSING CORPORATION

By:      /s/                              By:  /s/

Its:                                      Its: Chief Executive Officer